Exhibit 99.1

MYnd Analytics Provides Business Update for the Third Quarter of 2018

On track to achieve a 10-fold increase in revenues for fiscal 2018 as compared to fiscal 2017

MISSION VIEJO, Calif., Aug. 13, 2018 (GLOBE NEWSWIRE) — MYnd Analytics, Inc.

(NASDAQ: MYND) (“MYnd” or the “Company”), a market leader in improving the delivery of mental health services and reducing costs through the combination of telemedicine and data analytics/artificial (augmented) intelligence, today provided a business update and reported financial results for the fiscal third quarter and nine months ended June 30, 2018.

Arcadian is partnering with schools, community organizations, hospitals, assisted living and skilled nursing facilities, as well as other institutions, to rapidly deploy the telemedicine platform across its customers’ respective organizations. Revenue for the three months ended June 30, 2018 increased to approximately $392,000, compared to $40,400 for the same period ended June 30, 2017. Net loss for the fiscal third quarter of 2018 was approximately $2.9 million, which included $742,000 of non-cash expenses, compared to net loss of approximately $1.6 million for the same period last year. The Company raised approximately $5.0 million in cash during the nine months ended June 30, 2018 and ended the fiscal third quarter of 2018 with $2.6 million in cash and cash equivalents.

“We are making progress expanding Arcadian’s telepsychiatry services across the United States and are concentrating our efforts on driving organic growth through a variety of sales and marketing initiatives,” stated George Carpenter, CEO of MYnd. “In particular, we have refocused our sales strategy away from direct sales, towards an institutionally focused sales model for both PEER and Arcadian, as we believe this model is far more scalable and cost effective.”

“We are aggressively rolling out a variety of new tele-health programs, such as our employee assistance program (EAP), which is resonating well with large enterprises. Traditional EAP’s have required employees to physically go to a mental health professional’s office. Arcadian’s tele-EAP service allows mental health professionals to work with employees using video conferencing. In turn, this helps employees and their families deal with an assortment of personal challenges before it affects their work performance, health, and well-being. The EAP business, which grew 36% sequentially compared to the fiscal second quarter of 2018, is an important area of focus for our sales team.”

“Another example of our new sales strategy is the recently launched program through Arcadian for patients of skilled nursing and assisted living facilities. This program is designed to benefit patients with limited mobility as well as limited access to mental health services. We deployed the program last month at the Bayside Health and Rehabilitation skilled nursing facility in Florida. Bayside is a 120-bed skilled nursing facility in Pensacola, Florida and is a subsidiary of Gulf Coast Health Care, a leading provider of skilled nursing facilities in the southeastern United States. With over 15,000 skilled nursing facilities, and more than 28,000 assisted living residences across the U.S., we believe this new offering is highly scalable and should allow us to cost effectively reach millions of Americans.”

“We also launched a new program through Arcadian to offer youths in rural, suburban and urban markets with school-based access to telepsychiatry, teletherapy and other mental health services. This program is designed to benefit children and teenagers across the country, especially those with limited access to mental health services. By combining our tele-medicine platform with MYnd’s PEER report, we can reduce trial and error prescribing in mental health, which we believe is a reason many of these children are non-compliant with medications and/or drop out of therapy programs.”

“The payor demonstration project for PEER with Horizon Healthcare Services, Inc. in New Jersey is progressing, and we hope to replicate this model with other payors and large health systems across the country. We are also in the process of developing the Tele- MYnd program, which combines the best aspects of Arcadian’s tele-health offering and the PEER report in a single integrated offering. We look forward to formally launching this new product in early 2019. In the meantime, we are on track for our first year ever of revenue in excess of $1 million and are extremely well positioned in the market with a highly differentiated product offering.”

About MYnd Analytics

MYnd Analytics, Inc. (www.myndanalytics.com) is a predictive analytics company that has developed a decision support tool to help physicians reduce trial and error treatment in mental health and provide more personalized care to patients. The Company’s Psychiatric EEG Evaluation Registry, or PEER Online, is a registry and reporting platform that allows medical professionals to exchange treatment outcome data for patients referenced to objective neurophysiology data obtained through a standard electroencephalogram (EEG). Based on the Company’s original physician-developed database, there are now more than 39,000 outcomes for over 11,000 unique patients in the PEER registry. The goal of PEER Online is to provide objective, personalized data to assist physicians in the selection of appropriate medications. To read more about the benefits of this patented technology for patients, physicians and payers, please visit: www.myndanalytics.com.

MYnd also operates its wholly owned subsidiarity Arcadian Telepsychiatry Services, LLC which manages a suite of services including telepsychiatry, teletherapy, digital patient screening, curbside consultation, on-demand services, and scheduled encounters for all age groups. Arcadian utilizes patient engagement and re-engagement strategies so that care is effectively completed, helping to comfortably move inpatient care to outpatient, assisting patients in readjusting to their life routine, as well as reducing wait times for mental health treatment. Arcadian’s customer base includes major health plans, health systems, and community-based organizations.

Forward-looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties, such as statements regarding the integration of Arcadian into MYnd, future revenues, future earnings, future number of patients or clients, our ability to drive growth, our ability to refocus our sales strategy, our ability to scale our business, benefits relating to our change in strategy, the ability of our offering to reach millions of Americans, developments relating to reimbursement and the health care market, regulatory developments, market developments, new products and growth strategies, our ability to successfully expand into various market channels, the ability of our products to successfully target objectivity and increased efficiency in the treatment of depression and other mental health and psychiatric illnesses, our ability to provide greater access to care, lower costs and help doctors reduce trial and error prescribing, our ability to target major payors or identify pilot programs, our ability to expand globally in areas where there is an opportunity to improve treatment in mental health, Arcadian's ability to utilize patient engagement and re-engagement strategies effectively, Arcadian's ability to retain its customer base, the ability of Arcadian to grow and scale its services for payers, Arcadian's ability to reduce patient suffering through increased access to care, Arcadian's ability to use MYnd’s data analytics capabilities to successfully reduce trial and error prescribing, Arcadian‘s ability to satisfy and comply with substantial state and Federal laws and regulations relating to the provision of health care, the increased costs and liabilities to MYnd of the Arcadian business, which has never generated a profit, the effects of any of the foregoing on MYnd’s or Arcadian's future results or operations or financial conditions, the ability of MYnd’s and Arcadian's products to successfully target objectivity and increased efficiency in the treatment of depression and other mental health and psychiatric illnesses, as well as those risks and uncertainties set forth in MYnd's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Contact:

David Waldman / Natalya Rudman Crescendo

Communications, LLC Tel: +1 (212) 671-1020

Email: mynd@crescendo-ir.com